SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

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☐	Soliciting Material Pursuant to § 240.14a-12
CARDICA, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Proposal 1 Election of Directors
Proposal 2 Approval of an Amendment to the 2005 Equity Incentive Plan
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AUDIT COMMITTEE AND INDEPENDENT AUDITOR INFORMATION
Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal 2007
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Report of the Compensation Committee of the Board of Directors on Executive Compensation
Executive Compensation
Stock Option Grants And Exercises
Employment, Severance and Change-in-Control Agreements
Equity Compensation Plan Information
OTHER INFORMATION
Appendix 1

CARDICA, INC.
900 Saginaw Drive
Redwood City, California 94063
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 8, 2006
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Cardica, Inc., a Delaware corporation (the “Company”). The meeting will be held on November 8, 2006 at 11:30 a.m. local time at 900 Saginaw Drive, Redwood City, California 94063 for the following purposes:

1. To elect directors to hold office until the 2007 Annual Meeting and until their successors are elected and have qualified.

2. To approve an amendment to our 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by 250,000 shares and eliminate the ability of the 2005 Plan’s administrator to reprice equity awards granted thereunder.

3. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2007.

4. To conduct any other business properly brought before the meeting.
      These items of business are more fully described in the Proxy Statement accompanying this Notice.
      The record date for the Annual Meeting is September 29, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Robert Y. Newell
Secretary
Redwood City, California
October 6, 2006
You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy or vote over the telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that broker, bank or other nominee.

CARDICA, INC.
900 Saginaw Drive
Redwood City, California 94063

PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
November 8, 2006

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Cardica, Inc. (sometimes referred to as the “Company” or “Cardica”) is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone.
      We intend to mail this proxy statement and accompanying proxy card on or about October 6, 2006 to all stockholders of record entitled to vote at the annual meeting.
Who can vote at the annual meeting?
      Only stockholders of record at the close of business on September 29, 2006 will be entitled to vote at the annual meeting. On the record date, there were 9,815,693 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
      If on September 29, 2006 your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, you are urged to fill out and return the enclosed proxy card or vote by proxy over the telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
      If on September 29, 2006 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
      There are three matters scheduled for a vote at the annual meeting:

•	Election of nine directors;

•	An amendment to our 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by 250,000 shares and to eliminate the ability of the 2005 Plan’s administrator to reprice equity awards granted thereunder; and

•	Ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2007.
How do I vote?
      You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
      If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card or vote by proxy over the telephone. Whether or not you plan to attend the annual meeting, you are urged to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and you will receive a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, your shares will be voted as you direct.

•	To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 12:00 midnight, Pacific Time on November 7, 2006 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
      If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
      On each matter to be voted upon, you have one vote for each share of common stock you own as of September 29, 2006.
What if I return a proxy card but do not make specific choices?
      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nine nominees for director, “For” the approval of the amendment to our 2005 Plan and “For” the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2007. If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?
      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
      Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary, Robert Y. Newell, at 900 Saginaw Drive, Redwood City, California 94063.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by July 11, 2007. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director you must do so no earlier than August 26, 2007 nor later than September 25, 2007, to our Secretary, 900 Saginaw Drive, Redwood City, California 94063. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us before August 26, 2007, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.
How are votes counted?
      Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items such as electing directors and ratifying an independent registered public accounting firm, but not with respect to “non-discretionary” items such as the issuance common stock. If you do not provide your broker with voting instructions on non-discretionary items, your shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the nine nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, Proposal No. 2, to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by 250,000 shares and to eliminate the ability of the 2005 Plan’s administrator to reprice equity awards granted thereunder, must receive a “For” vote from the majority of shares present in person or represented by proxy and entitled to vote at the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on this proposal.

•	To be approved, Proposal No. 3, the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2007, must receive a “For” vote from the majority of shares present in person or represented by proxy and entitled to vote at the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. If you do not vote, it will have no effect. Broker non-votes will also have no effect on this proposal.
What is the quorum requirement?
      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of stock entitled to vote are represented by stockholders present at the annual meeting in person or by proxy. On the record date, there were 9,815,693 shares outstanding and entitled to vote. Thus, 4,907,847 shares must be represented by stockholders present at the annual meeting in person or by proxy to have a quorum.
      Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum, a majority of the votes present at the annual meeting may adjourn the annual meeting to another date.
How can I find out the results of the voting at the annual meeting?
      Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the fiscal quarter ending December 31, 2006.
BOARD OF DIRECTORS AND COMMITTEE INFORMATION
Proposal 1
Election of Directors
      Our Board of Director (the “Board”) consists of nine directors. There are nine nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected or until the director’s death, resignation or removal. Each of the nominees listed below, except Jeffrey Purvin, is currently a director who was previously elected by our stockholders. Mr. Purvin was recommended to our Board by Richard P. Powers, a non-management director. It is our policy to encourage nominees for directors to attend the annual meeting. This is the first annual meeting of stockholders since our initial public offering in February 2006.
      Directors are elected by a plurality of the votes properly cast in person or by proxy. The nine nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for the Board of Directors
      The following is a brief biography of each nominee for director and their ages as of September 30, 2006.

Name	Age	Principal Position with the Company

Bernard A. Hausen, M.D., Ph.D.	46	President, Chief Executive Officer, Chief Medical Officer and Director
J. Michael Egan	53	Chairman of the Board
Kevin T. Larkin	57	Director
Richard P. Powers	62	Director
Jeffrey L. Purvin	54	Director
Robert C. Robbins, M.D.	48	Director
John Simon, Ph.D.	63	Director
Stephen A. Yencho, Ph.D.	45	Director
William H. Younger, Jr.	56	Director
      Bernard A. Hausen, M.D., Ph.D. has been our President and Chief Executive Officer since December 2000. Dr. Hausen co-founded Cardica in October 1997 and has served as a director and Chief Medical Officer since inception. Dr. Hausen received a medical degree from Hannover Medical School in Germany in 1988 and was trained there as a general and cardiothoracic surgeon. Upon completion of his training, he received a Ph.D. degree in Medical Physiology in 1999. From 1996 to 2000, he was employed as a Senior Research Scientist in the Laboratory for Transplantation Immunology of the Department of Cardiothoracic Surgery at Stanford University. Until Dr. Hausen became a full-time employee of ours in October of 2000, he remained responsible for all surgery-related research in that laboratory.
      J. Michael Egan has served as the Chairman of the Board and a director since August 2000. From April 1996 through May 2004, Mr. Egan was President and Chief Executive Officer of Bluebird Development, LLC, a financial partnership with Kobayashi Pharmaceutical Company, an Osaka, Japan-based major distributor of medical devices in Asia. Since June 2005, Mr. Egan has been the chairman of iBalance Medical, a private medical device company. Mr. Egan is a director of several privately held companies. Mr. Egan holds a B.A. degree in Business Administration from Colorado College.
      Kevin T. Larkin has been a director since December 2005. Mr. Larkin has been President, Chief Executive Officer and a director of TherOx, a medical device company, since May 2001. From July 1998 until April 2001, Mr. Larkin was President and Chief Executive Officer of CardioVasc, a medical device company. Mr. Larkin is currently a director of CoApt Systems and Rubicor Medical, both private medical device companies. Mr. Larkin also has held senior sales and marketing management positions with Ventritex, Medtronic and Cordis.
      Richard P. Powers has been a director and chairman of our Audit Committee since October 2005. From October 2001 to the present, Mr. Powers has been Vice President and Chief Financial Officer of Anesiva, Inc. (formerly Corgentech, Inc.), a biotechnology company. Mr. Powers also currently serves on the board of directors of HemoSense, Inc., a manufacturer of blood monitoring equipment. Mr. Powers holds a B.S. degree in Accounting from Canisius College and an M.B.A. degree from the University of Rochester, New York.
      Jeffrey L. Purvin has been a director since August 2006. Mr. Purvin was most recently the chairman and chief executive officer of Metrika, Inc., a privately held manufacturer and marketer of multi-use disposable diabetes monitoring products, from November 2004 until July 2006, when the company was sold to the Bayer Group. Prior to Metrika, Mr. Purvin was president of the Interventional Products Division of Datascope Corporation, a diversified medical device company, from April 2001 until October 2004. Before Datascope, Mr. Purvin spent more than 20 years at GlaxoSmithKline, where he concluded his service as vice president, general manager. Mr. Purvin holds an M.B.A. degree in marketing from The Wharton School, University of Pennsylvania and a B.A. degree in psychology from Brown University.

      Robert C. Robbins, M.D. has been a director since January 2001 and has been one of our scientific advisors since October 1997. Dr. Robbins is the Chairman of the Department of Cardiothoracic Surgery at the Stanford University School of Medicine, where he has been a member of the faculty since 1993. Dr. Robbins is also the director of the Stanford Cardiovascular Institute. Previously, Dr. Robbins was a Pediatric Fellow of Cardiothoracic Surgery at Emory University, and Royal Children’s Hospital in Melbourne, Australia. Dr. Robbins is the guest editor for Circulation and is a manuscript reviewer for a number of periodicals, including the New England Journal of Medicine and the Annals of Thoracic Surgery. He is also on the editorial board for the Journal of Thoracic and Cardiovascular Surgery. Dr. Robbins is certified by the American Board of Surgery and American Board of Thoracic Surgery. Dr. Robbins holds a B.S. degree from Millsaps College and an M.D. degree from the University of Mississippi Medical Center. Dr. Robbins completed his residency in Cardiothoracic Surgery at Stanford.
      John Simon, Ph.D. has been a director since June 2001. Mr. Simon is a Managing Director of the investment banking firm, Allen & Company LLC, where he has been employed for over 25 years. He currently serves on the board of directors for Neurogen Corporation, as well as on the boards of several privately held companies. Mr. Simon holds a B.S. degree in Chemistry from The College of William & Mary, a Ph.D. degree in Chemical Engineering from Rice University, and both an M.B.A. degree in finance and a J.D. degree from Columbia University.
      Stephen A. Yencho, Ph.D. has been a director since October 1997. Dr. Yencho co-founded Cardica in October 1997 with Dr. Hausen. From October 1997 through December 2000, Dr. Yencho was our chief executive officer. From December 2000 through July 2003, Dr. Yencho was our Chief Technology Officer, and Dr. Yencho provided consulting services to us until February 2004. Since February 2004, Dr. Yencho has been engaged in the development of early stage ventures separate from us. Dr. Yencho holds a B.S. degree in Mechanical Engineering from the University of Illinois and an M.S. degree in Manufacturing Systems Engineering from Stanford University. In addition, Dr. Yencho was sponsored by a Hewlett Packard Fellowship in the Ph.D. program in Precision Machinery Engineering at the University of Tokyo. He holds a Ph.D. degree in Materials Science and Engineering from Stanford University.
      William H. Younger, Jr. has been a director since August 2000. Mr. Younger is a managing director of the general partner of Sutter Hill Ventures, a venture capital firm, where he has been employed since 1981. Mr. Younger holds a B.S. degree in Electrical Engineering from the University of Michigan and an M.B.A. degree from Stanford University. Mr. Younger is also a director of Omnicell, Inc. as well as of several privately held companies.
The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.
Independence of the Board of Directors
      As required under the NASDAQ Global Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.
      Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively has determined the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: J. Michael Egan, Kevin T. Larkin, Richard P. Powers, Jeffrey L. Purvin, Robert C. Robbins, Stephen A. Yencho and William H. Younger, Jr. In making this determination, the Board found that none of these directors have a material or other disqualifying relationship with us. Dr. Hausen and Mr. Simon do not qualify as independent directors.

      Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Cardica, Inc. at 900 Saginaw Drive, Redwood City, California 94063. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation or Nominating Committee.
      The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The following table provides membership and meeting information for fiscal 2006 for each of the Board committees:

Name	Audit		Compensation		Nominating

Bernard A. Hausen, M.D., Ph.D.
J. Michael Egan	X		X
Kevin T. Larkin			X		X
Richard P. Powers	X	*	X		X	*
Jeffrey L. Purvin
Robert C. Robbins, M.D.			X	*
John Simon, Ph.D.
Stephen A. Yencho, Ph.D.
William H. Younger, Jr.	X				X
Total meetings in fiscal year 2006	7		1		0

*	Committee Chairperson
      Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that except as specifically described below each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to us.
Audit Committee
      The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; oversees and assesses the independence of the auditors; reviews with management and the independent registered public accounting firm financial information and earnings guidance provided to analysts and issued in press releases; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews with management and the independent registered public accounting firm our major financial risk exposures; reviews with the independent registered public accounting firm, and management if appropriate, any management or internal control letter issued by the independent registered public accounting firm, including any response thereto by management; periodically meets in separate sessions with the independent registered public accounting firm, the internal auditors and management to discuss matters that any such party believes should be discussed privately with the Audit Committee; reviews with counsel, the independent registered public accounting firm and management any significant regulatory, other legal or any accounting initiatives or matters that may have a material impact on our financial statements, compliance programs or policies; reviews the results of management’s efforts to monitor compliance with the law and our Code of Business Conduct and Ethics; investigates any matter brought to the attention of the Audit Committee; prepares the report to be included in our annual proxy statement; reviews and assesses the adequacy of the Audit Committee’s Charter each year; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix 1 to these proxy materials. In addition, our Audit Committee Charter can be found on our corporate website at www.cardica.com.
      Our Board annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all of the members of our Audit Committee are independent (as independence is currently defined in Rule 4200(a)(15) and Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board has determined that Richard P. Powers qualifies as an “audit committee financial expert,” as defined in the applicable U.S. Securities and Exchange Commission (the “SEC”) rules. The Board made a qualitative assessment of Mr. Powers’ level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.
Compensation Committee
      The Compensation Committee of the Board reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; recommends the compensation to be paid to our Chief Executive Officer and directors; reviews and approves the compensation to be paid to our other executive officers; prepares and reviews the Compensation Committee report included in our annual proxy statement in accordance with applicable rules of the SEC; and administers our stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans, severance arrangements, retirement benefits and other related benefits and benefit plans. Our Compensation Committee charter can be found on our corporate website at www.cardica.com. All of the members of the Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards).
Nominating Committee
      The Nominating Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors; serving as the focal point for communication between such candidates, non-committee directors and our management; recommending annually to the Board the chairmanship and membership of each Board committee; and recommending to the Board for selection candidates for election to the Board. Our Nominating Committee charter can be found on our corporate website at www.cardica.com. All members of the Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Nominating Committee did not meet during fiscal 2006.
      The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee considers diversity, experience, skills and such other factors as it deems appropriate given the Board’s and our current needs, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee also reviews each of such director’s overall service to us during their term, including level of participation, quality of performance and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee must be, and whether the nominee is, independent under applicable Nasdaq and SEC requirements, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects nominees for recommendation to the Board by majority vote. To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating Committee has not received any director nominees from a stockholder or stockholders who are not members of our Board or management.
      The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 900 Saginaw Drive, Redwood City, California 94063 in accordance with Section 5(c) of our Bylaws. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Meetings of the Board of Directors
      Our Board met ten times during fiscal 2006. All directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were directors or committee members, respectively.
Stockholder Communications with the Board of Directors
      Stockholders wishing to communicate with the Board or an individual director may send a written communication addressed as follows: Cardica Board Communication, 900 Saginaw Drive, Redwood City, CA 94063. Any communication sent must state the number of shares owned by the stockholder making the communication. The Chief Financial Officer will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed.
Code of Business Conduct and Ethics
      The Board adopted the Cardica, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.cardica.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Compensation of Directors
      Our directors who are also employees do not receive any fees or equity compensation for their service on the Board. In fiscal 2006, Mr. Hausen was our only employee director.
      Each of our non-employee directors is reimbursed for certain of his out-of-pocket expenses incurred in connection with attending our Board and Committee meetings. In fiscal 2006, we reimbursed Mr. Egan, Mr. Larkin and Mr. Simon for travel expenses for Board and Committee meeting attendance of $16,463, $1,138 and $6,402, respectively. We do not provide cash compensation to any non-employee director for his service as a director other than an annual payment of $50,000 to the Chairman of our Board, which we implemented in fiscal 2006. This annual fee was paid on a monthly basis to Mr. Egan, the Chairman of our Board, in fiscal 2006, which resulted in an aggregate payment to Mr. Egan in fiscal 2006 of $41,667. Further, on October 13, 2005, we issued Mr. Powers, the Chairman of our Audit Committee, a fully-vested stock award of 3,333 shares of our common stock on October 13, 2005 for his services on our Audit Committee. The fair market value of such stock award issued to Mr. Powers was $23,964 on June 30, 2006, based on the closing price of our common stock as reported by NASDAQ on such date.
      Additionally, we have in the past made loans to Drs. Hausen and Yencho and Mr. Egan that may be considered to have been made at below-market interest rates. These loans were repaid in full as of November 4, 2005.
      The Board does not have a formal policy regarding the issuance of option grants to non-employee directors in connection with their service on our Board. The following table sets forth the options issued to our non-employee directors during fiscal 2006.

	Option Grants

		Number of
		Shares	Fair Market Value
Name	Date of Grant	Granted (#)	(At Grant) ($)(1)

Kevin T. Larkin	December 15, 2005	13,333	$129,997	(2)
Richard Powers	October 13, 2005	13,333	119,997	(3)

(1)	The exercise price of each option granted prior to the closing of our initial public offering was set by the Board on the date of grant or, if the price was set by the Board prior to the grant date, confirmed as our then current fair-market value per share as of the grant date.

(2)	Based on an exercise price of $9.75 per share.

(3)	Based on an exercise price of $9.00 per share. Shares underlying these options are subject to accelerated vesting such that upon a change-in-control 50% of the then unvested shares shall become immediately vested.

Proposal 2
Approval of an Amendment to the 2005 Equity Incentive Plan
      In October 2005, our Board adopted, and in December 2005 our stockholders approved, our 2005 Equity Incentive Plan (the “2005 Plan”). The 2005 Plan became effective on February 2, 2006 and will terminate on October 12, 2015, unless terminated earlier by our Board. Currently, the maximum number of shares of common stock that are available for issuance under the 2005 Plan is 400,000, plus any shares subject to a stock award granted under our 1997 Equity Incentive Plan (the “1997 Plan”) that expired or otherwise terminated without having been exercised in full and any shares that remained available for future grant under the 1997 Plan immediately prior to its termination.
      As of August 15, 2006, awards (net of canceled or expired awards) covering an aggregate of 245,750 shares of common stock had been granted under the 2005 Plan. A total of 273,673 shares of common stock (plus any shares that might in the future be returned to the 2005 Plan as a result of cancellations or expiration of awards) remained available for future grant under the 2005 Plan.
      Stockholders are requested in this Proposal 2 to:

•	approve the amendment to the 2005 Plan to increase the number of shares of common stock authorized for issuance thereunder by 250,000 to 650,000; and

•	eliminate the discretion of our Board to (a) reprice any outstanding stock award after it has been granted, and (b) cancel and re-grant any outstanding stock award, unless such an action has been approved by our stockholders.
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the amendment to the 2005 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
      The terms and provisions of the 2005 Plan, as amended, are summarized below. This summary, however, does not purport to be a complete description of the 2005 Plan. The 2005 Plan has been filed with the SEC as an attachment to this Proxy Statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2005 Plan, as amended. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to our Secretary at Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063.
General
      The 2005 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other forms of equity compensation, referred to collectively as stock awards, which may be granted to employees, including officers, non-employee directors and consultants. The Board or an authorized committee will, in its sole discretion, determine the criteria that will be used in selecting recipients of receive stock awards under the 2005 Plan.
      The aggregate number of shares of common stock available for issuance under the 2005 Plan pursuant to stock awards will be 650,000 shares, if the amendment to the 2005 Plan is approved, plus any shares subject to a stock award granted under our 1997 Plan that expired or otherwise terminated without having been exercised in full and any shares that remained available for future grant under the 1997 Plan immediately prior to its termination.
      No person may be granted awards covering more than 200,000 shares of common stock under the 2005 Plan during any calendar year pursuant to an appreciation-only stock award. An appreciation-only stock award is a stock award whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant. A stock option with an exercise price equal to the value of the stock on the date of grant is an example of an appreciation-only award. This limitation is designed to help assure that any tax deductions to which we would otherwise be entitled upon the exercise of an appreciation-only stock award or upon the subsequent sale of shares purchased under such an award, will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m) of the Internal Revenue Code (the “Code”). Stockholder approval of this Proposal 2 will also constitute a reapproval of the 200,000 share limitation on appreciation-only stock awards for purposes of Section 162(m) of the Code.
      Shares issued under the 2005 Plan may again become available for the grant of new awards under the 2005 Plan if shares are:

•	forfeited to or repurchased by us prior to becoming fully vested;

•	withheld to satisfy income and employment withholding taxes;

•	used to pay the exercise price of an option in a net exercise arrangement;

•	tendered to us to pay the exercise price of an option; or

•	cancelled pursuant to an exchange or repricing program.
      In addition, if a stock award granted under the 2005 Plan expires or otherwise terminates without being exercised in full, the shares of common stock not acquired pursuant to the award again become available for subsequent issuance under the 2005 Plan. Shares issued under the 2005 Plan may be previously unissued shares or reacquired shares we have bought on the market or otherwise.
Administration
      Our Board has delegated its authority to administer the 2005 Plan to our Compensation Committee. Subject to the terms of the 2005 Plan, our Board or an authorized committee, referred to as the plan administrator, determines recipients, dates of grant, the numbers and types of equity awards to be granted and the terms and conditions of the equity awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options granted, the purchase price of stock purchase awards and the strike price of stock appreciation rights.
      The plan administrator does not have the authority to (a) reprice any outstanding stock award under the 2005 Plan after it has been granted, or (b) cancel and re-grant any outstanding stock award under the 2005 Plan, unless our stockholders have approved such an action within a 12 month period preceding or following such an event.
Terms of Stock Options
      The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2005 Plan and applicable law, provided that the exercise price of an incentive or nonstatutory stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2005 Plan vest at the rate specified by the plan administrator.
      Generally, the plan administrator determines the term of stock options granted under the 2005 Plan, up to a maximum of ten years (except in the case of some incentive stock options, as described below). Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or following a change in control, the optionee may exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a specified period following cessation of service), the optionee or a beneficiary may exercise any vested options for a period of 12 months, in the event of disability, and 18 months, in the event of death. In no event, however, may an option be exercised beyond the expiration of its term.
      Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash or check, (ii) a broker-assisted cashless exercise, (iii) the tender of common stock previously owned by the optionee, (iv) a net exercise of the option, (v) a deferred payment arrangement, and (vi) other legal consideration approved by the plan administrator.

      Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.
      Tax Limitations on Incentive Stock Option Grants. Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the incentive stock option does not exceed five years from the date of grant.
Terms of Stock Purchase Awards
      The purchase price for stock purchase awards will not be less than the par value of our common stock. The purchase price for a stock purchase award may be payable:

•	in cash or by check;

•	according to a deferred payment arrangement; or

•	in consideration of the recipient’s past or future services performed for us or our affiliates.
      Shares of common stock acquired under a stock purchase award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a stock purchase award may be transferred only upon such terms and conditions as set by the plan administrator.
Terms of Stock Bonus Awards
      A stock bonus award may be granted in consideration for the recipient’s past or future services performed for us or our affiliates or any other form of legal consideration. Shares of common stock acquired under a stock bonus award may, but need not, be subject to forfeiture to us in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a stock bonus award may be transferred only upon such terms and conditions as set by the plan administrator.
Terms of Stock Unit Awards
      Payment of any purchase price may be made in any form permitted under applicable law; however, we will settle a payment due to a recipient of a stock unit award by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the stock unit award agreement. Additionally, dividend equivalents may be credited in respect to shares covered by a stock unit award. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Terms of Stock Appreciation Rights
      The plan administrator determines the strike price for a stock appreciation right. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (i) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2005 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
      The plan administrator determines the term of stock appreciation rights granted under the 2005 Plan. If a participant’s service relationship with us, or any of our affiliates, ceases, then the participant, or the participant’s beneficiary, may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event, however, may an option be exercised beyond the expiration of its term.
Other Equity Awards
      The plan administrator may grant other awards related to our common stock. The plan administrator will set the number of shares under the award, the purchase price, if any, the timing of exercise and vesting and any repurchase rights associated with such awards.
Changes to Capital Structure
      In the event that there is a specified type of change in our capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by us, appropriate adjustments will be made to:

•	the number of shares reserved under the 2005 Plan;

•	the maximum number of shares by which the share reserve may increase automatically each year;

•	the maximum number of appreciation-only stock awards that can be granted in a calendar year; and

•	the number of shares and exercise price or strike price, if applicable, of all outstanding stock awards.
Corporate Transactions
      In the event of specified significant corporate transactions, such as a sale of all or substantially all of our assets, a sale of at least 90% of our outstanding securities, a merger in which we are not the surviving entity, or a merger in which we are the surviving entity but our common stock outstanding immediately prior to the transaction is exchanged or converted into other property, all outstanding stock awards under the 2005 Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then:

•	with respect to any such stock awards that are held by individuals whose service with us or our affiliates has not terminated more than three months prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction; and

•	all other outstanding stock awards will terminate if not exercised prior to the effective date of the corporate transaction.
      Our Board may also provide that the holder of an outstanding stock award not assumed in the corporate transaction will surrender such stock award in exchange for a payment equal to the excess of (i) the value of the property that the optionee would have received upon exercise of the stock award, over (ii) the exercise price otherwise payable in connection with the stock award.
Changes in Control
      Our Board has the discretion to provide that a stock award under the 2005 Plan will immediately vest as to all or any portion of the shares subject to the stock award (i) immediately upon the occurrence of specified change-in-control transactions, whether or not such stock award is assumed, continued or substituted by a surviving or acquiring entity in the transaction, or (ii) in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of specified change in control transactions. Stock awards held by participants under the 2005 Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement.

Federal Income Tax Information
      The following is a summary of the principal U.S. federal income taxation consequences to participants and us with respect to participation in the 2005 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.
      Incentive Stock Options. Incentive stock options granted under the 2005 Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
      If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.
      Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.
      To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.
      Nonstatutory Stock Options. No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.
      However, if the shares acquired upon exercise of a nonstatutory stock option are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date, over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.
      Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
      Stock Purchase Awards and Stock Bonus Awards. Upon receipt of a stock purchase award or stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.
      However, if the shares issued upon the grant of a stock purchase award or stock bonus award are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. Both we and the participant will be required to satisfy certain tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.
      Upon disposition of the stock acquired upon the receipt of a stock purchase award or stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
      Stock Unit Awards. No taxable income is recognized upon receipt of a stock unit award. In general, the participant will recognize ordinary income in the year in which the shares subject to that unit vest and are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.
      Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation), to an income tax deduction in the year in which such ordinary income is recognized by the participant.
      Potential Limitation on Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.
      In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are granted by a compensation committee or committee of our Board comprised solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that all options and stock appreciation rights granted with an exercise or strike price at least 100% of the fair market value of the stock subject to the option or stock appreciation right on the date of grant qualify as performance-based compensation that is exempt from the $1 million deduction limitation. Compensation attributable to stock bonus awards and stock unit awards under the 2005 Plan will not qualify as performance-based compensation, and therefore it remains subject to the $1 million deduction limitation.
The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of our common stock as of August 15, 2006 by:

•	each director;

•	each of the executive officers named in the Summary Compensation Table;

•	all of our directors and executive officers as a group; and

•	all those known by us to be beneficial owners of more than five percent of our common stock.
      Beneficial ownership is determined in accordance with the rules promulgated by the SEC and generally includes voting or investment power with respect to securities as well as shares of common stock subject to options exercisable within 60 days of August 15, 2006. Unless otherwise indicated, the address of each of the individuals listed below is c/o Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063.

	Beneficial Ownership(1)

	Number of		Percent of
Beneficial Owner	Shares		Total

5% or Greater Stockholders:
Allen & Company Incorporated	514,975	(2)	5.25%
711 Fifth Avenue
New York, NY 10022
Guidant Investment Corporation	1,147,245		11.70
111 Monument Circle, Suite 2900
Indianapolis, IN 46204-5129
Entities and Persons Affiliated with Kern Capital Management LLC (3)	1,000,000		10.20
114 W. 47th Street, Suite 1926
New York, NY 10036
Entities and Persons Affiliated with Sutter Hill Ventures	987,993	(4)	10.08
755 Page Mill Road, Suite A-200
Palo Alto, CA 93404-1005
Named Executive Officers and Directors:
Bernard A. Hausen, M.D., Ph.D.	675,367	(5)	6.58
David C. Casal, Ph.D.	—		—
Douglas T. Ellison	103,125	(6)	1.05
Robert Y. Newell, IV	121,665	(7)	1.03
Bryan D. Knodel, Ph.D.	124,89	(8)	1.27
J. Michael Egan	222,311	(9)	2.27
Kevin T. Larkin	31,891	(10)	*
Richard P. Powers	16,666	(11)	*
Jeffrey Purvin	—		—
Robert C. Robbins, M.D.	78,300	(12)	*
John Simon, Ph.D.	304,083	(13)	3.10
Stephen A. Yencho, Ph.D.	554,138		5.56
William H. Younger, Jr.	785,758	(14)	8.01
All executive officers and directors as a group (13 persons)	3,018,193	(15)	30.79%

*	Less than one percent.

(1)	This table is based upon information provided to us by our executive officers, directors and certain principal stockholders and upon information about certain principal stockholders known to us based on

Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 9,803,666 shares outstanding on August 15, 2006, adjusted as required by rules promulgated by the SEC.

(2)	Consists of (a) 224,141 shares held by Allen & Company Incorporated, (b) 40,556 shares held by Herbert A. Allen, (c) 40,556 shares held by Susan Allen, (d) 129,780 shares held by Bruce Allen and (e) 79,942 shares held by John Simon, one of our directors. Allen & Company Incorporated may be deemed to share dispositive and voting power over the shares described in (a) through (e), but disclaims beneficial ownership of the shares described in (b) through (d).

(3)	Reported shares based solely on Kern Capital Management LLC’s Schedule 13G filing. On August 31, 2006, Kern Capital Management LLC sold 553,600 shares, reducing its holdings to 446,400 shares, resulting in 4.6% beneficial ownership.

(4)	Consists of (a) 671,180 shares held by Sutter Hill Ventures LP, a California limited partnership (“Sutter Hill Ventures”), (b) 6,538 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P. (“SHAI”), (c) 16,555 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. (“SHQP”), (d) 202,239 shares held by individuals affiliated with Sutter Hill Ventures and entities affiliated with such individuals, (e) 5,000 shares owned by William H. Younger, Jr., one of our directors, (f) 2,333 shares subject to stock options exercisable within 60 days of August 15, 2006 held by Mr. Younger, (g) 24,874 shares held by William H. Younger, Jr., Trustee, The Younger Living Trust U/A/D 1/20/95, (h) 37,112 shares held by William H. Younger, Jr., Trustee, The Younger Living Trust, (i) 19,782 shares held by SHV Profit Sharing Plan, a retirement trust, for the benefit of Mr. Younger and (j) 2,380 shares held by Mr. Younger’s children for which Mr. Younger disclaims beneficial ownership. Mr. Younger has shared voting and dispositive power with respect to the shares held by William H. Younger, Jr., Trustee, The Younger Living Trust U/A/D 1/20/95 and by William H. Younger, Trustee of the Younger Living Trust. Mr. Younger, Sutter Hill Ventures, SHAI and SHQP do not have any voting or dispositive power with respect to the shares held by the individuals identified in this footnote (4).

(5)	Includes 208,332 shares subject to stock options that are exercisable within 60 days of August 15, 2006.

(6)	Consists of 103,125 shares subject to stock options that are exercisable within 60 days of August 15, 2006.

(7)	Includes (a) 46,666 shares held by Robert Y. Newell IV, (b) 2,333 shares held by Robert Y. Newell and Ethel N. Newell, Trustees, Newell Family 1999 Trust UA DATED 10/12/99, and (c) 72,666 shares subject to stock options that are exercisable within 60 days of August 15, 2006.

(8)	Includes 107,322 shares subject to stock options that are exercisable within 60 days of August 15, 2006.

(9)	Includes 8,336 shares subject to repurchase as of August 15, 2006.

(10)	Includes 13,333 shares subject to stock options that are exercisable within 60 days of August 15, 2006.

(11)	Includes 13,333 shares subject to stock options that are exercisable within 60 days of August 15, 2006.

(12)	Includes 73,300 shares subject to stock options that are exercisable within 60 days of August 15, 2006.

(13)	Includes all shares referenced under footnote (2) other than 210,892 shares held by individuals affiliated with Allen & Company Incorporated.

(14)	Includes all shares referenced under footnote (4) other than 202,239 shares held by individuals affiliated with Sutter Hill Ventures and entities affiliated with such individuals.

(15)	Includes 438,392 shares issuable upon exercise of stock options beneficially owned by our executive officers and directors that are exercisable within 60 days of August 15, 2006 and 8,336 shares subject to repurchase as of August 15, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during fiscal 2006, our executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable each of them, respectively, other than Allen & Company Incorporated, which failed to file a Form 3 upon the effectiveness of our registration statement in connection with our initial public offering and Form 4s in connection with the disposition of our securities.

AUDIT COMMITTEE AND INDEPENDENT AUDITOR INFORMATION
Report of the Audit Committee of the Board of Directors
      The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
Committee Member Independence and Financial Expert
      The Audit Committee is comprised of Mr. Powers (Chair), Mr. Egan and Mr. Younger, all of whom satisfy the independence criteria of the NASDAQ listing standards for serving on an audit committee. SEC regulations require the Company to disclose whether its Board has determined that a director qualifying as a “financial expert” serves on the Cardica Audit Committee. The Company’s Board has determined that Mr. Powers qualifies as a “financial expert” within the meaning of such regulations.
Communications with Management and Independent Registered Public Accounting Firm
      The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. In addition, the Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, which relates to the Ernst & Young LLP’s independence from the Company and its related entities, and has discussed Ernst & Young LLP’s independence from the Company with Ernst & Young LLP.
Recommendation Regarding Financial Statements
      Based on the review and discussions referred to above, the Audit Committee unanimously recommended to the Company’s Board that its audited financial statements for the fiscal year ended June 30, 2006 be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

AUDIT COMMITTEE

Richard P. Powers, Chair
J. Michael Egan
William H. Younger, Jr.
Principal Accountant Fees and Services
      In connection with the audit of our fiscal 2006 and 2005 financial statements, we entered into an engagement agreement with Ernst & Young LLP, which set forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

      The following table represents aggregate fees billed to us for fiscal 2006 and 2005 services by Ernst & Young LLP.

	Fiscal Year Ended
	June 30,

	2006	2005

Audit Fees	$838,000	$115,000
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$838,000	$115,000

      Our Audit Committee has pre-approved all new services to be provided by Ernst & Young LLP since the completion of our initial public offering in February 2006. In the above table, “audit fees” are fees we paid Ernst & Young LLP for professional services for the audit of our financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, and for services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings. In 2006, audit fees included professional services related to our initial public offering.
Pre-Approval Policies and Procedures
      The Audit Committee pre-approves all audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. Pre-approval also may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The Audit Committee Charter permits the Audit Committee to delegate pre-approval authority to one or more individuals, such authority having been duly delegated to Mr. Powers, provided that Mr. Powers reports any such pre-approvals to the full Audit Committee at its next scheduled meeting.
Proposal 3
Ratification of Selection of Independent Registered
Public Accounting Firm for Fiscal 2007
      The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2007 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our inception in 1997. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interest and in the best interests of our stockholders.
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.
The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Report of the Compensation Committee of the Board of Directors
on Executive Compensation
      The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
Introduction
      The Board has delegated the power and authority to review, modify and approve compensation policies and practices and to administer the Company’s equity plans to the Compensation Committee. The Compensation Committee annually evaluates and establishes the compensation policies for the chief executive officer and other members of senior management. Dr. Robbins (Chairman), Messrs. Egan, Larkin and Powers comprise the Compensation Committee and are independent within the meaning of Rule 4200(a)(15) of the NASDAQ listing standards.
Compensation Philosophy and Objectives
      The Compensation Committee believes that compensation of the Company’s executive officers should:

•	provide a means for the Company to attract, retain and reward high-quality executives and other employees who will contribute to its long-term success;

•	inspire executive officers, including the Company’s chief executive officer, to achieve its business objectives; and

•	align the financial interests of the Company’s executive officers and other employees with those of its stockholders.
      The Committee’s approach regarding base salaries for executives is conservative, with the goal of maintaining base salaries at or somewhat below the industry median for medical device companies of comparable size and giving greater weight in total compensation in target bonus and gains related to equity. The Company believes significant equity-based incentives for executives help ensure that the executives are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees.
Elements of Compensation
      The Compensation Committee uses two types of compensation to achieve its overall compensation objectives: annual compensation and long-term compensation. Annual compensation is comprised of base salary and variable cash compensation, while long-term compensation is generally comprised of stock options.

Annual Compensation
      Base Salary. The Compensation Committee recognizes the importance of maintaining base cash compensation levels that are competitive with the companies with which the Company competes for talent. Base salary for executives is targeted in reference to companies in similar businesses and with similar characteristics such as revenue and market capitalization. The Compensation Committee received this data in fiscal 2006 through its own review of public filings of other publicly traded medical device companies. This peer group excluded those companies with revenue and profitability that significantly exceeded the Company’s financial performance. The Compensation Committee reviews annual salaries for all of the Company’s executive officers. In addition to other features, the annual salary plan takes into account past performance and expected future contributions of the individual executive.

      Variable Compensation. In addition to earning a base salary, executives and certain members of senior management are eligible to receive additional cash compensation through variable bonuses. The variable bonuses are intended to motivate executives to achieve company-wide and individual operating and strategic objectives. Potential payment levels are equal to a percentage of base salary, which percentage is set annually by the Compensation Committee for the ensuing year. Payouts of bonuses, which generally have been made in the second quarter of the calendar year for the previous year (April 2006 in the case of calendar year ended December 31, 2006), are based upon the Compensation Committee’s review and analysis as to the extent to which both Company and individual operating and strategic objectives have been achieved, although the Compensation Committee may modify these goals and criteria or grant additional variable cash compensation to the executive officers and members of senior management even if the performance goals are not met. The combination of annual salary and variable compensation is targeted to bring the participant’s total cash compensation to levels that are at or slightly above the industry median for companies the Company considers comparable, as discussed above.

Long-Term Compensation
      Equity Compensation. Equity compensation, which the Compensation Committee considers to be long-term compensation, is an integral component of the Company’s efforts to attract and retain exceptional executives, senior management and employees. The Compensation Committee believes that properly structured equity compensation aligns the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock appreciation since stock options are only valuable to the employee if the value of the Company’s common stock increases after the date of grant. While equity compensation is an important part of the overall compensation policy, the Committee is sensitive to the concerns of the Company’s stockholders regarding the potentially dilutive impact of stock option grants and other equity compensation awarded to employees. Stock option grants are determined, therefore, by taking into account each executive officer’s performance and responsibility level, a comparison with comparable awards to individuals in similar positions in the industry, each executive officer’s current level of equity participation, the dilutive impact of the potential grant, and the Company’s operating performance. However, the Compensation Committee does not strictly adhere to these factors in all cases and may vary grants made to each executive officer as the particular circumstances warrant. Exercise prices for options are set at the fair market value of the Company’s common stock on the date of grant.
      Options granted to executive officers (excluding the Chief Executive Officer) during fiscal year 2006 vest monthly over four years, provided that the executive officer continues his employment with the Company. In November 2005, the Chief Executive Officer was granted 40,000 shares which vested monthly over four years. For 20,000 of those shares, vesting began on the grant date. The commencement of vesting on the remaining 20,000 shares was contingent upon FDA approval of C-Port, which was granted in November 2005. Accordingly, an option will provide a return to the executive officer only if he or she remains employed by the Company, and then only if the market price of the Company’s common stock appreciates over the option term.
      Based upon the factors noted above, the Company granted the Named Executive Officers the option grants set forth in the “Option Grants in Fiscal 2006” table below. The Compensation Committee reexamines long-term compensation levels annually.
      The Committee believes the programs described above provide compensation that is competitive with comparable medical device companies, that they provide the basis for the Company to attract and retain qualified executive officers, and that they link the interests of executive officers to the interests of stockholders. The Committee will continue to monitor the relationship among executive compensation, the Company’s performance and stockholder value. The Committee believes that these actions were appropriate and plans to continue to monitor the Company’s equity compensation plans in light of changing market, financial and regulatory conditions.
      Personal Benefits. The Company seeks to maintain an egalitarian culture in the Company’s facilities and operations. Accordingly, the Company does not provide officers with reserved parking spaces or separate dining or other facilities. The Company also does not have programs that provide personal-benefit perquisites to officers, such as lodging or defraying the cost of personal entertainment or family travel. The Company’s health care and other insurance programs are the same for all eligible employees, including officers. There are no outstanding loans of any kind to any executive officer, and federal law and the Company’s Code of Business Conduct and Ethics prohibit loans to executive officers by the Company. The Company expect its officers to be role models under the Company’s Code of Business Conduct and Ethics, which is applicable to all employees, and officers are not entitled to operate under lesser standards.
Fiscal 2006 Chief Executive Officer Compensation
      Dr. Hausen is eligible to receive the same categories of compensation as are available to the Company’s other executive officers. Dr. Hausen’s compensation in fiscal 2006 was based primarily upon the terms of the Dr. Hausen’s employment agreement.
      For fiscal 2006, Dr. Hansen’s base salary was $295,000 and remains $295,000 for fiscal 2007. Consistent with the Compensation Committee’s philosophy, a large portion of Dr. Hausen’s overall compensation was equity-based or based upon a variable bonus.
      During fiscal 2006, Dr. Hausen was granted a stock option to purchase 75,000 shares of common stock to provide further incentive for Dr. Hausen to contribute to the Company’s long-term success through equity ownership. The shares subject to the option vest in 48 equal monthly installments contingent upon Dr. Hausen’s continued service to the Company and for a portion of the shares contingent upon meeting certain product milestones.
      During fiscal 2006, Dr. Hausen was awarded a cash bonus of $200,000 based upon an evaluation of Dr. Hausen’s overall leadership and management, as well as the Company’s achievements during fiscal 2006, including the completion of the Company’s initial public offering.
      The Compensation Committee believes that Dr. Hausen’s compensation structure for fiscal 2006 was in the Company’s best interests and was commensurate with the Committee’s philosophy of aligning compensation with the creation of long-term value for the Company’s stockholders.
Tax Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to the Company’s chief executive officer and each of the Company’s next four most highly compensated executive officers. Certain performance-based compensation within the meaning of Section 162(m) is not subject to the deduction limit. To maintain flexibility in compensating the chief executive officer and the executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of the Company and the best interests of the Company’s stockholders.
Conclusion
      Through the compensation arrangements described above, a significant portion of the Company’s compensation program and Dr. Hausen’s compensation are contingent on the Company’s performance, and the realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of paying for performance, recognizing that the competitive market for talented executives and the volatility of its business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE

Robert C. Robbins, M.D., Chairman
J. Michael Egan
Kevin T. Larkin
Richard P. Powers

Compensation Committee Interlocks and Insider Participation
      None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. Information with respect to transactions between us and any member of the Compensation Committee are described under “Other Information — Certain Relationships and Related Transactions.”
Executive Compensation
Summary Compensation Table
      The following table shows for the fiscal years ended June 30, 2005 and 2006 compensation awarded or paid to our Chief Executive Officer and our other four most highly compensated executive officers at June 30, 2006 (the “Named Executive Officers”):

					Long-Term
					Compensation
					Awards

		Annual Compensation			Securities
	Fiscal			Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)(1)	Options (#)	Compensation ($)(2)

Dr. Bernard A. Hausen	2006	$250,938	$200,000	$8,446	75,000	$4,425	(3)
President and Chief	2005	236,250	—	5,244	—	15,990	(3)(4)
Executive Officer
Robert Y. Newell	2006	188,500	65,000	10,148	40,000	1,799
Vice President, Finance	2005	183,000	—	8,672	—	1,089
& Operations, Chief Financial Officer
Douglas T. Ellison	2006	190,000	140,000	9,513	25,000	6,000	(5)
Vice President, Sales &	2005	110,833	86,667	3,837	100,000	3,784	(5)
Marketing
Dr. Bryan D. Knodel(6)	2006	230,004	20,000	1,954	76,666	509
Vice President, Research	2005	—	—	—	—	—
and Development
Dr. David C. Casal(7)	2006	122,823	30,000	5,754	66,666	431
Vice President, Clinical	2005	—	—	—	—	—
and Regulatory Affairs

(1)	Represents medical and dental benefits.

(2)	Includes amounts paid for group term life insurance.

(3)	Includes $1,490 paid for life insurance.

(4)	Includes deemed compensation related to a below-market rate loan described in “Other Information — Certain Relationships and Related Transactions.”

(5)	Includes car allowance of $6,000 in 2006 and $3,500 in 2005.

(6)	Dr. Knodel joined us as an employee in July 2005. Please see “Certain Relationships and Related Transactions — Transactions with a Relative of an Executive Officer” for a description of certain payments made to Bryan D. Knodel, Inc. for consulting services rendered by Dr. Knodel and other employees of Bryan D. Knodel, Inc.

(7)	Dr. Casal joined us in December 2005 and did not receive compensation in fiscal 2005. Dr. Casal’s employment relationship with us terminated on July 17, 2006.

Stock Option Grants And Exercises
      We grant options to our executive officers under our 2005 Plan and, prior to our initial public offering, we granted options under our 1997 Plan (collectively, the “Incentive Plans”). As of August 15, 2006, options to purchase a total of 979,022 shares were outstanding under the Incentive Plans and options to purchase 273,673 shares remained available for grant under the 2005 Plan. In the event of certain significant corporate transactions, such as a sale of substantially all of our assets or a merger or consolidation where we are not the surviving entity, all outstanding stock awards under the Incentive Plans may be assumed, continued or substituted with similar stock awards. Additionally, certain stock awards may be subject to additional acceleration of vesting and exercisability upon or after a change-in-control as provided in the stock award agreement for such stock award.
      The following tables show for the fiscal year ended June 30, 2006, certain information regarding options granted to, exercised by, and held at fiscal year end by, the Named Executive Officers:
Option Grants in Fiscal 2006

	Individual Grants				Potential Realizable
					Value at Assumed
		% of Total			Annual Rates of
	Number of	Options			Stock Price
	Securities	Granted to	Exercise		Appreciation for
	Underlying	Employees	or Base		Option Term(2)
	Options	in Fiscal	Price	Expiration
Name	Granted (#)	Year(1)	($/Sh)	Date	5% ($)	10% ($)

Dr. Bernard A. Hausen(3)	40,000	8.31%	$2.85	7/19/2015	$378,106	$635,817
	35,000	7.27	8.00	3/29/2016	165,432	420,984
Robert Y. Newell(3)	20,000	4.15	2.85	7/19/2015	189,053	317,908
	20,000	4.15	8.00	3/29/2016	94,533	240,562
Douglas T. Ellison(3)	25,000	5.19	8.00	3/29/2016	118,166	300,703
Dr. Bryan D. Knodel(3)	66,666	13.84	2.85	7/19/2015	630,170	1,059,684
	10,000	2.08	8.00	3/29/2016	47,266	120,281
Dr. David C. Casal(4)	66,666	13.84	9.75	12/15/2015	186,565	648,939

(1)	Based on options to purchase an aggregate of 481,527 shares granted to employees during fiscal 2006.

(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of our future common stock prices. The potential realizable values are calculated based on a fair market value of our common stock on June 30, 2006 of $7.91 per share, which was the closing price of our common stock on such date as reported by NASDAQ, and assume that (i) the common stock appreciates at the indicated rate for the time remaining on the initial 10-year term of the option as of June 30, 2006, and (ii) the option is exercised at the applicable exercise price and sold on the last day of the option term at the appreciated price. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be realized.

(3)	The option grants reflected in the table above issued to Dr. Hausen, Mr. Newell, Mr. Ellison and Dr. Knodel are subject to accelerated vesting such that 50% of the then-unvested shares subject to the options shall become immediately vested upon a change-in- control, and 100% of the then-unvested shares subject to the options held by each shall become immediately vested if, within one month prior to or 13 months following a change-in-control, such executive officer is terminated without cause or resigns for good reason.

(4)	Dr. Casal’s employment with us terminated on July 17, 2006 and the option referenced in the table above was not vested, in whole or in part, as of such date and therefore was cancelled and is no longer outstanding.

Aggregated Option Exercises in Fiscal 2006 and Option Values at June 30, 2006
      The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers as of June 30, 2006. No options were exercised by the Named Executive Officers in fiscal 2006. Each of the options referenced in the table below have an early-exercise provision that permits exercise of the options prior to full vesting, subject to repurchase of the shares issued on early exercise by us if the Named Executive Officer’s employment with us terminates prior to vesting of such shares. The amount described in the column captioned “Value of Unexercised In-The-Money Options at June 30, 2006” represents the difference between the per share exercise price of stock options and the fair market value of our common stock on June 30, 2006 of $7.91 per share, which was the closing price of our common stock on such date as reported by NASDAQ.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options at June 30, 2006 (#)		Options at June 30, 2006 ($)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Bernard A. Hausen	175,519	32,813	$927,060	—
Robert Y. Newell	53,916	18,750	282,490	—
Douglas T. Ellison	101,562	23,438	506,000	—
Dr. Bryan D. Knodel	97,947	—	492,44	—
Dr. David C. Casal	66,666	—	—	—
Employment, Severance and Change-in-Control Agreements
      Dr. Hausen has entered into a benefit agreement that provides that, if at any time Dr. Hausen’s employment is terminated by us without cause or if Dr. Hausen resigns for good reason, we would be obligated to pay Dr. Hausen severance equal to 12 months of salary. Subject only to our obligation to pay this severance amount under the circumstances described, Dr. Hausen’s employment by us is “at will,” which means that either he or we may terminate his employment with us at any time and for any reason or for no reason.
      Our Board has the discretion to provide that a stock award under the Incentive Plans will immediately vest as to all or any portion of the shares subject to the stock award (i) immediately upon the occurrence of specified change-in-control transactions, whether or not such stock award is assumed, continued or substituted by a surviving or acquiring entity in the transaction, or (ii) in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of specified change-in-control transactions. Stock awards held by participants under the Incentive Plans will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement.
      Each of the outstanding options held by Dr. Hausen, Mr. Newell, Mr. Ellison and Dr. Knodel are subject to accelerated vesting such that 50% of the then-unvested shares subject to the options shall become immediately vested upon a change-in-control, and 100% of the then-unvested shares subject to the options held by each shall become immediately vested if, within one month prior to or 13 months following a change-in-control, such executive officer is terminated without cause or resigns for good reason.

Equity Compensation Plan Information
      The following table provides certain information with respect to all of our equity compensation plans in effect as of June 30, 2006.

Number of Securities
	Number of Securities				Remaining Available for
	to be Issued Upon		Weighted-Average		Issuance Under Equity
	Exercise of		Exercise Price of		Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	1,017,739	(1)	$4.32	(1)	242,847	(2)
Equity compensation plans not approved by security holders	—		—		—

Total	1,017,739	(1)	$4.32	(1)	242,847	(2)

(1)	Includes our Incentive Plans, which have been approved by our stockholders.

(2)	Includes our 2005 Plan.

OTHER INFORMATION
Performance Measurement Comparison
      The following graph shows the total stockholder return of an investment of $100 in cash on February 3, 2006, (the date our common stock began trading on NASDAQ), for (i) our common stock, (ii) NASDAQ Stock Market (U.S.) Index and (iii) NASDAQ Medical Equipment Index. The stock price performance on the graph below is not necessarily indicative of future performance.
COMPARISON OF FIVE MONTH CUMULATIVE TOTAL RETURN*
AMONG CARDICA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ MEDICAL EQUIPMENT INDEX

*	$100 invested on 2/3/06 in stock or on 1/31/06 in index-including reinvestment of dividends.
Fiscal year ending June 30.
      This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Certain Relationships and Related Transactions
      We describe below transactions and series of transactions that have occurred since July 1, 2005 to which we were a party in which:

•	the amounts involved exceeded or will exceed $60,000; and a

•	director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.
      Compensation arrangements with our Named Executive Officers are described under the caption “Employment, Severance and Change-in-Control Agreements.”
Strategic Agreements
      Pursuant to an agreement dated August 19, 2003, between us and Guidant Investment Corporation, a California corporation, which was acquired by Boston Scientific Corporation, (“Guidant Investment”),

Guidant Investment loaned us an aggregate of $10.3 million with simple interest calculated at a rate of 8.75% per annum accruing during the life of the loan that is payable at maturity. In connection with this loan, and for a fee of $250,000, we granted Guidant Investment a right to negotiate exclusively for our acquisition and also agreed not to enter into any change-in-control transaction during the period between the signing of the strategic agreement and November 2004. The exclusive negotiation right terminated in November 2004. As of June 30, 2006, the principal and interest outstanding under this loan was $12.6 million. The loan is secured by our assets, including our intellectual property.
Limitations on Liability and Indemnification
      Our amended and restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available. Each director will continue to be subject to liability for any breach of the director’s duty of loyalty to us or our stockholders and for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for unlawful payment of dividends or stock repurchases or for any transaction in which the director derived an improper personal benefit. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
      Our amended and restated bylaws provide that we will indemnify our directors and executive officers, and may indemnify our other officers, employees and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under our amended and restated bylaws, we are also empowered to enter into indemnification agreements with our directors, officers and other agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. We have procured and intend to maintain a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.
      We have entered into an indemnification agreement with Stephen Yencho. Under this agreement, we are required to indemnify Dr. Yencho against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any actual or threatened proceeding, if he may be made a party to such proceeding because he is or was one of our directors or officers. We are obligated to pay these amounts only if Dr. Yencho acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests. The indemnification agreement also sets forth procedures that will apply in the event of a claim for indemnification. We are also obligated to advance expenses, subject to an undertaking to repay amounts advanced if Dr. Yencho is ultimately determined not to be entitled to indemnification.
      There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
Loans to Executive Officers and Directors
      Certain of our officers and directors had the loans set forth in the two tables below outstanding with us, as of September 30, 2005. These loans were paid in full in October 2005. During the fiscal year ended June 30, 2006, we recorded $583,000 in stock-based compensation charges related to certain loans we made during the period from 2000 to 2004 to enable three directors, each of whom is or was also an officer, to purchase shares of our common stock. This non-cash compensation expense is calculated by multiplying the difference between the option exercise price and the fair market value of our common stock as determined by our Board for the reporting period, by the number of vested shares purchased with promissory notes. These loans were made pursuant to recourse promissory notes that were secured by the underlying shares of common stock purchased with the proceeds of the loans. Because we had modified the loans or provided below-market interest rates on the loans and extended the repayment period, for accounting purposes the issuances of the shares that were purchased with the proceeds of the loans were deemed to be compensatory. Accordingly, we are required to record a non-cash compensation charge equal to the difference between the purchase price of the stock and the fair value of the stock securing the notes in each reporting period during which the notes remain outstanding.

Loans Entered Into Prior to January 1, 2003
      The loans described in the table below were evidenced by recourse promissory notes and used to purchase the number of shares of our common stock upon the exercise of stock options. The shares purchased upon exercise secured the various loans. Effective January 1, 2003, these loans were amended to increase the principal amounts to the aggregate amounts of principal and interest then due, and the increased principal amounts are set forth in the table above. Also effective January 1, 2003, the interest rates on these loans were reduced to 1.58%, which was below the then-current applicable federal rate (“AFR”) for short-term loans with interest that compounds annually. Because the interest rate was below the then-current AFR, the named individuals may be deemed to have compensation equal to the difference between the amount of interest that actually accrued on these loans and the amount of interest that would have accrued had the loans bore interest at the then-current AFR, which amount is shown under the heading “Deemed Compensation.”
      In October 2005, each of the named individuals tendered to us shares of our common stock, valued at $9.00 per share (which was the fair value of one share of our common stock on October 13, 2005, as determined in good faith our Board), in full payment of principal and interest due under the applicable loans.

		Amended
		Principal	Number		Largest			Outstanding
		Amount as	of Shares	Amended	Outstanding		Outstanding	Balance as
		of	Purchased	Interest	Balance	Deemed	Balance as of	of the Date
		January 1,	with Loan	Rate	Since July 1,	Compensation(1)	September 30,	of This
Officer or Director	Date of Original Loan	2003 ($)	(#)	(%)	2004 (#)	($)	2005 ($)	Proxy ($)

J. Michael Egan	August 10, 2000	$154,365	98,342	1.58%	$161,379	$32,519	$161,169	$—
J. Michael Egan	February 28, 2002	55,977	39,337	1.58	58,521	13,008	58,445	—
Bernard Hausen	July 12, 2001	75,626	50,000	1.58	79,062	16,534	78,959	—
Bernard Hausen	February 28, 2002	116,047	81,550	1.58	121,319	26,966	121,162	—
Stephen Yencho	February 28, 2002	11,307	7,812	1.58	11,893	3,445	11,878	—

(1)	Amount of deemed compensation has been calculated using an assumed interest rate of 11.58%, which is the rate we believe would have been applicable to these loans had they been made by lending institutions.

Loans Entered Into Following January 1, 2003
      The loans described in the table below were evidenced by recourse promissory notes and used to purchase the number of shares of our common stock, indicated in the table below, upon the exercise of stock options. These loans bore interest at rates that may be deemed below market rates. Because the interest rate may be below market rates, the named individuals may be deemed to have compensation equal to the difference between the amount of interest actually accrued on these loans and the amount that would have accrued had the loans bore interest at a market rate, which amount is shown under the heading “Deemed Compensation.” The shares purchased upon exercise secured the various loans. In October 2005, each of the named individuals tendered to us shares of our common stock, valued at $9.00 per share (which was the fair value of one share of our common stock on October 13, 2005, as determined in good faith by our Board), in full payment of principal and interest due under the applicable loans.

		Amended
		Principal	Number		Largest			Outstanding
		Amount	of Shares	Amended	Outstanding		Outstanding	Balance as
		as of	Purchased	Interest	Balance	Deemed	Balance as of	of the Date
	Date of	January 1,	with Loan	Rate	Since July 1,	Compensation(1)	September 30,	of This
Officer or Director	Original Loan	2003 ($)	(#)	(%)	2004 ($)	($)	2005 ($)	Proxy ($)

J. Michael Egan	May 21, 2003	$37,450	16,666	1.58%	$38,916	$9,194	$38,865	$—
J. Michael Egan	April 30, 2004	47,450	16,666	1.58	48,583	11,648	48,519	—
Stephen Yencho(2)	April 21, 2003	73,416	50,000	1.58	76,386	16,534	76,286	—

(1)	Amount of deemed compensation has been calculated using an assumed interest rate of 11.58%, which is the rate we believe would have been applicable to these loans had they been made by lending institutions.

(2)	Loan was not for the purchase of shares, but was secured by the shares.
Change-in-Control Vesting Provisions
      Stock options held by Dr. Hausen, Mr. Newell, Mr. Ellison and Mr. Knodel are subject to accelerated vesting upon a change-in-control, as described under “Employment, Severance and Change-in-Control Agreements.”
Severance Obligations
      Dr. Hausen is entitled to severance pay as described under “Employment, Severance and Change-in-Control Agreements.”
Severance and Consulting Agreements with Officers
      We entered into a severance agreement with Mr. Brian DuBois, a former officer of ours whose employment with us terminated in July 2005. Pursuant to this agreement, Mr. DuBois also executed a release of claims against us, and we paid him severance of $64,167, the equivalent of three months of his pre-termination base salary.
      We entered into a severance agreement with Dr. David Casal, a former officer of ours whose employment with us terminated in July 2006. Pursuant to this agreement, Dr. Casal executed a release of claims against us, and we agreed to pay him for consulting services through November 17, 2006 at a monthly rate equal to his monthly pre-termination base salary.
Agreements with Allen & Company LLC
      Allen & Company LLC received an underwriting commission of $1,041,250 and we paid Allen & Company LLC’s offering expenses of $10,046 in connection with our initial public offering. John Simon, a member of our Board, is a Managing Director of Allen & Company LLC.
Sutter Hill Loan to Director
      Prior to November 30, 2005, one of our directors, Mr. Egan, had an outstanding loan in the principal amount of $154,764 with one of our principal stockholders, Sutter Hill Ventures. This loan had an interest rate of 1.81%, compounded annually, and was made pursuant to a full recourse promissory note entered into on January 1, 2003. The proceeds of the loan were used to purchase shares of our common stock upon the exercise of stock options. The shares purchased upon exercise secured the loan. In November 2005, Mr. Egan tendered to entities affiliated with Sutter Hill Ventures 18,000 shares of our common stock, valued at $9.00 per share (which was the fair market value of one share of our common stock on October 13, 2005, as determined in good faith by our Board) and $974 in full payment of principal and interest due under this loan. Another of our directors, Mr. Younger, is affiliated with Sutter Hill Ventures. As of August 15, 2006, individuals and entities affiliated with Sutter Hill Ventures owned 987,966 shares of our common stock.
Transactions with a Relative of an Executive Officer
      Timothy Knodel is the son of Bryan Knodel, our Vice President of Research and Development. Timothy Knodel is an employee of Bryan D. Knodel, Inc., which has been an independent contractor for us for over four years. We have paid Timothy Knodel $89,500, $86,750 and $25,000 in the fiscal years ended June 30, 2004, 2005 and 2006, respectively, for his services as an independent contractor. We have paid to Bryan D. Knodel, Inc., $438,000, $443,000 and $51,000, inclusive of the amounts paid to Timothy Knodel, in the fiscal years ended June 30, 2004, 2005 and 2006, respectively. Timothy Knodel has been an employee of Bryan D. Knodel, Inc. for nearly eight years as a design engineer and, prior to Bryan Knodel’s joining us as an employee, Bryan Knodel was also an employee of Bryan D. Knodel, Inc. Both Bryan Knodel and Timothy Knodel have provided engineering consulting services to us as part of our relationship with Bryan D. Knodel, Inc. On July 1, 2005, Bryan Knodel joined us as an employee. To continue receiving the engineering consulting services from Timothy Knodel, we continue to retain Bryan D. Knodel, Inc. as a consultant. In this ongoing relationship, Timothy Knodel is the only employee of Bryan D. Knodel, Inc. that provides engineering consulting services to us.
      We engage and may from time to time in the future engage, other relatives of our executive officers and directors to perform services for us. However, except as set forth herein, none of these relationships has involved payments in excess of $60,000 in the fiscal years ended June 30, 2004, 2005 or 2006.
Householding of Proxy Materials
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of brokers with account holders who are Cardica, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. In addition, you may also direct your written request to Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063, Attn: Robert Y. Newell, Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
Other Matters
      The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert Y. Newell
Secretary
October 6, 2006
      A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended June 30, 2006 is available without charge upon written request to: Corporate Secretary, Robert Y. Newell, Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063.

Appendix 1
Audit Committee Charter
Purpose and Policy
      The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Board of Directors (the “Board”) of Cardica, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal control over financial reporting, and audits of financial statements, as well as the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services (the “Auditors”) and the performance of the Company’s internal audit function. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.
      The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication among the Committee, the Auditors and the Company’s financial management.
Composition
      The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Global Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time. The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Chairman of the Committee shall be appointed by the Board.
Meetings and Minutes
      The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting. The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.
Authority
      The Committee shall have authority to appoint, determine compensation for, and at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, accountants (including the Auditors) or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants. The approval of this Charter by the Board shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

Responsibilities
      The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors and any other registered public accounting firm engaged for the purpose of performing other review or attest services for the Company. The Auditors and each such other registered public accounting firm shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1. Evaluation and Retention of Auditors. To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

2. Approval of Audit Engagements. To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

3. Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

4. Audit Partner Rotation. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically.

5. Auditor Conflicts. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6. Audited Financial Statement Review. To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

7. Annual Audit Results. To review with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under the standards of the Public Company Accounting Oversight Board (United States), as appropriate.

8. Quarterly Results. To review with management and the Auditors, as appropriate, the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under standards of the Public Company Accounting Oversight Board (United States). The Chair of the Committee may represent the entire Committee for purposes of the review of the quarterly financial statements and the Company’s Quarterly Reports on Form 10-Q.

9. Management’s Discussion and Analysis. To review with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

10. Press Releases. To review with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made.

11. Accounting Principles and Policies. To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under generally accepted accounting principles (“GAAP”) related to material items discussed with management and any other significant reporting issues and judgments.

12. Risk Assessment and Management. To review with management and the Auditors, as appropriate, the Company’s major financial risk exposures.

13. Management Letters. To review with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

14. Disagreements Between Auditors and Management. To review with management and the Auditors or any other registered public accounting firm engaged to perform review nor attest services any material conflicts or disagreements between management and the Auditors or such other accounting firm regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

15. Internal Control Over Financial Reporting. To confer with management and the Auditors, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting, including any special audit steps taken in the event of material control deficiencies.

16. Separate Sessions. Periodically, to meet in separate sessions with the Auditors, the personnel responsible for the internal audit function, as appropriate, and management to discuss any matters that the Committee, the Auditors, the personnel responsible for internal audit function or management believe should be discussed privately with the Committee.

17. Complaint Procedures. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18. Regulatory and Accounting Initiatives. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

19. Engagement of Registered Public Accounting Firms. To determine and approve engagements of any registered public accounting firm (in addition to the Auditors) to perform any other review or attest service, including the compensation to be paid to such firm and the negotiation and execution, on behalf of the Company, of such firm’s engagement letter, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members, so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

20. Ethical Compliance. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Ethical Conduct, including review and approval of related-party transactions as required by Nasdaq rules.

21. Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

22. Proxy Report. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

23. Annual Charter Review. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

24. General Authority. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

Cardica, Inc.
2005 Equity Incentive Plan
Adopted by the Board of Directors: October 13, 2005
Approved by the Stockholders: December 27, 2005
As Amended by the Board of Directors: September 29, 2006
Approved by the Stockholders:
Termination Date: October 12, 2015
1. General.
     (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.
     (b) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards, and (vii) Other Stock Awards.
     (c) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.
2. Definitions.
     As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
     (a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.
     (b) “Board” means the Board of Directors of the Company.

1.

     (c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 10(a).
     (d) “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any material contract or agreement between the Participant and the Company or any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination is for Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
     (e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
          (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their

2.

Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
          (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;
          (iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
          (v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
     The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
     Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
     (f) “Code” means the Internal Revenue Code of 1986, as amended.
     (g) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).
     (h) “Common Stock” means the common stock of the Company.
     (i) “Company” means Cardica, Inc., a Delaware corporation.
     (j) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

3.

     (k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
     (l) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
          (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
          (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
          (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
     (m) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.
     (n) “Director” means a member of the Board.
     (o) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

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     (p) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
     (q) “Entity” means a corporation, partnership or other entity.
     (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (s) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 13, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
     (t) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Market (formerly the Nasdaq National Market) or the Nasdaq Capital Market (formerly the Nasdaq SmallCap Market), the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.
          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.
     (u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (v) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.
     (w) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either

5.

directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
     (x) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (z) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
     (aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
     (bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
     (cc) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(f).
     (dd) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (ee) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     (ff) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

6.

     (gg) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
     (hh) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) increases in revenue or product revenue; (xviii) expenses and cost reduction goals; (xix) improvement in or attainment of expense levels; (xx) improvement in or attainment of working capital levels; (xxi) economic value added; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes; (xxviii) customer satisfaction; (xxix) total stockholder return; (xxx) stockholders’ equity; and (xxxi) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.
     (ii) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. The Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.
     (jj) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award.
     (kk) “Performance Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(e).
     (ll) “Plan” means this Cardica, Inc. 2005 Equity Incentive Plan.

7.

     (mm) “Prior Plan” means the Company’s 1997 Equity Incentive Plan in effect immediately prior to the effective date of the Plan as set forth in Section 13.
     (nn) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     (oo) “Securities Act” means the Securities Act of 1933, as amended.
     (pp) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).
     (qq) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
     (rr) “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, Performance Stock Award, or any Other Stock Award.
     (ss) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (tt) “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).
     (uu) “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.
     (vv) “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).
     (ww) “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.
     (xx) “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).
     (yy) “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

8.

     (zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
     (aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
3. Administration.
     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).
     (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
          (i) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
          (ii) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Stock Awards; (2) when and how each Stock Award shall be granted; (3) what type or combination of types of Stock Award shall be granted; (4) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
          (iii) To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
          (iv) To amend the Plan or a Stock Award as provided in Section 11.
          (v) To terminate or suspend the Plan as provided in Section 12.
          (vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

9.

          (vii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.
     (c) Delegation to Committee.
          (i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
          (ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
     (d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(t)(ii) above.
     (e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
     (f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, or (ii) cancel and re-grant any outstanding Stock Awards under the Plan, unless the stockholders

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of the Company have approved such an action within a twelve (12) month period preceding or following such an event.
4. Shares Subject to the Plan.
     (a) Share Reserve. Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, 658,377 shares of Common Stock. Such share reserve consists of the number of shares remaining available for future issuance under the Prior Plan as of immediately prior to the termination of the Prior Plan, plus an additional 650,000 shares of Common Stock. In addition, the share reserve shall be increased from time to time by the number of shares of Common Stock that (i) are issuable pursuant to stock awards outstanding under the Company’s Prior Plan as of the effective date of the Plan (as set forth in Section 13), and (ii) but for the termination of the Prior Plan as of the effective date of the Plan, would otherwise have reverted to the share reserve of the Prior Plan.
     (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, or if any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 3(f), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 10(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 658,377 shares of Common Stock plus the amount of any increase in the number of shares that may be available for issuance pursuant to Stock Awards pursuant to Section 4(a).
     (c) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
5. Eligibility.
     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

11.

     (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
     (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than two hundred thousand (200,000) shares of Common Stock during any calendar year.
     (d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.
6. Option Provisions.
     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
     (a) Term. The Board shall determine the term of an Option; provided, however, that subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of grant.
     (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.
     (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

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Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.
     (d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:
          (i) by cash or check;
          (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; provided, however, that such program is not in violation of the prohibition on the extension of credit to the Company’s executive officers and Directors under Section 402 of the Sarbanes-Oxley Act of 2002, in the opinion of counsel acceptable to the Company;
          (iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
          (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or
          (v) according to a deferred payment or similar arrangement with the Optionholder; provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (ii) the classification of the Option as a liability for financial accounting purposes.
     (e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such

13.

a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:
          (i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.
          (ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.
          (iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.
     (f) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 0 are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
     (g) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
     (h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.
     (i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his

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or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
     (j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third party beneficiary of the Option in accordance with Section 6(e), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from the Option exercise.
     (k) Termination for Cause. In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding.
7. Provisions of Stock Awards other than Options.
     (a) Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical; provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

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          (ii) Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash or by check at the time of purchase, (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant, (iii) by past or future services rendered to the Company or an Affiliate, or (iv) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
          (iii) Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.
          (iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (i) the Fair Market Value on the relevant date, or (ii) the Participant’s original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.
          (v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.
     (b) Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Consideration. A Stock Bonus Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

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          (ii) Vesting. Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
          (iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.
          (iv) Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.
     (c) Stock Unit Awards. Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Consideration. At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
          (ii) Vesting. At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.
          (iii) Payment. A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.
          (iv) Additional Restrictions. At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.
          (v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the

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Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.
          (vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
     (d) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.
          (ii) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.
          (iii) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
          (iv) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
          (v) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If,

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after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
     (e) Performance Stock Awards. A Performance Stock Award is any Stock Award that may be granted, may vest, or may be exercised based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum benefit to be received by any individual in any calendar year attributable to Performance Stock Awards shall not exceed the value of two hundred thousand (200,000) shares of Common Stock.
     (f) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
8. Covenants of the Company.
     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.
9. Miscellaneous.
     (a) Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
     (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

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     (c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
     (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
     (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
     (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the

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Stock Award as a liability for financial accounting purposes); or (iii) by such other method as may be set forth in the Stock Award Agreement.
     (g) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
10. Adjustments upon Changes in Common Stock; Corporate Transactions.
     (a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 13 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and number of securities subject to each outstanding stock award under the Prior Plan that are added from time to time to the share reserve under the Plan pursuant to Section 4(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(b), (iv) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 7(e), and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
     (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
     (c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:
          (i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the

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Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).
          (ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction). No vested Stock Unit Award shall terminate pursuant to this Section 10(c)(ii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.
          (iii) Stock Awards Held by Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction. No vested Stock Unit Award shall terminate pursuant to this Section 10(c)(iii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

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          (iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.
     (d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.
11. Amendment of the Plan and Stock Awards.
     (a) Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.
     (b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.
     (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
     (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.
     (e) Amendment of Stock Awards. The Board, at any time and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award

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Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.
12. Termination or Suspension of the Plan.
     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.
13. Effective Date of Plan.
     The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised (or, in the case of a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
14. Choice of Law.
     The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

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☐ Mark this box with an X if you have made changes to your name or address details above.

  Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE VOTING INSTRUCTIONS

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01 - Bernard A. Hausen	☐	☐	04 - Richard P. Powers	☐	☐	07 - John Simon	☐	☐

	For	Withhold		For	Withhold		For	Withhold
02 - J. Michael Egan	☐	☐	05 - Jeffrey L. Purvin	☐	☐	08 - Stephen A. Yencho	☐	☐

	For	Withhold		For	Withhold		For	Withhold
03 - Kevin T. Larkin	☐	☐	06 - Robert C. Robbins	☐	☐	09 - William H. Younger, Jr.	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals.

2. To approve the Company’s 2005 Equity Incentive Plan, as amended, to: (i) increase the number of shares authorized for issuance under the 2005 Plan by 250,000 shares of common stock from an aggregate total of 400,000 shares to 650,000 shares, and (ii) eliminate the ability of the 2005 Plan’s administrator to reprice equity awards granted thereunder.
	For ☐	Against ☐	Abstain ☐
3. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending June 30, 2007.
				For ☐	Against ☐	Abstain ☐
  C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - Cardica, Inc.

ANNUAL MEETING OF STOCKHOLDERS Wednesday, November 8, 2006 11:30 a.m. Cardica, Inc. 900 Saginaw Drive Redwood City, CA 94063

This proxy is solicited by the Board of Directors for use at the Annual Meeting on November 8, 2006.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Bernard Hausen, M.D., Ph.D. and Robert Y. Newell, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to: Proxy Services C/O Computershare Investor Services PO Box 43101 Providence, RI 02940-5068

Telephone Voting Instructions
You can vote by telephone! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

If you vote by telephone, please DO NOT mail back this proxy card.
Proxies submitted by telephone must be received by 12:00 midnight (PT), on November 7, 2006.
THANK YOU FOR VOTING